UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 15, 2004

DUCOMMUN INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-1222	95-0693330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23301 Wilmington Avenue, Carson, California	90745-6209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 513-7280

111 West Ocean Boulevard, Suite 900, Long Beach, California 90802-7901

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

On September 15, 2004, Ducommun Incorporated (“the Company”) and David H. Dittemore (the “executive”), its President and Chief Operating Officer, entered into a key executive severance agreement. The key executive severance agreement provides that if the employment of the executive is terminated without cause (as defined in the agreement), except in the event of disability or retirement, he shall be entitled to receive the following: (i) if the employment of the executive is terminated within two years following a change in control of the Company, then the executive shall be entitled to receive payment of his full base salary for a period of two years, payment of the amount of any bonus for a past fiscal year which has not yet been awarded or paid, and continuation of benefits for a period of two years, or (ii) if the employment of the executive is terminated other than within two years following a change in control of the Company, then the executive shall be entitled to receive payment of his full base salary for a period of one year, payment of the amount of any bonus for a past fiscal year which has not yet been awarded or paid, and continuation of benefits for a period of one year. A change in control of the Company is defined in the key executive severance agreement to mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act. Such a change in control is deemed conclusively to have occurred in the event of certain tender offers, mergers or consolidations, the sale, lease, exchange or transfer of substantially all of the assets of the Company, the acquisition by a person or group of 25% (or in the case of The Clark Estates, Inc., 30%) or more of the outstanding voting securities of the Company, the approval by the shareholders of a plan of liquidation or dissolution of the Company, or certain changes in the members of the Board of Directors of the Company. In the event of a change in the executive’s position or duties, a reduction in the executive’s base salary as increased from time to time, a removal from eligibility to participate in the Company’s bonus plan and other events as described in the agreement, then the executive shall have the right to treat such event as a termination of his employment by the Company without cause and to receive the payments and benefits described above. The key executive severance agreement between the Company and the executive is in the form of Exhibit 10.10 to the Company’s Form 10-K for the year ended December 31, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUCOMMUN INCORPORATED
(Registrant)

Date: September 15, 2004	By:	/s/ James S. Heiser
James S. Heiser
Vice President, Chief Financial Officer and General Counsel